Phoenix Technologies Announces Strategic Sale
of HyperSpace Assets to HP

MILPITAS, Calif. — June 10, 2010 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software (CSS), today announced that HP has agreed to purchase the assets related to Phoenix’s HyperSpace®, HyperCore® and Phoenix Flip™ instant-on and client virtualization products. The consideration for the transaction is $12 million in cash and the closing is expected to occur in June 2010. This transaction is another example of Phoenix implementing its strategic decision to focus on the core systems software (BIOS) market, in which the Company has a long established leadership position.

“We are very pleased that HP has agreed to acquire these assets relating to Phoenix’s HyperSpace, given HP’s rich history of innovation and product differentiation,” said Tom Lacey, President and CEO of Phoenix.

In January 2010, Phoenix announced that it would restore its strategic focus on its CSS business where it remains the global industry leader. To better align its resources with this strategy, in April 2010, Phoenix sold its FailSafe and Freeze assets. Divesting other non-core assets including Hyperspace and eSupport are among the Company’s plans to further reduce expenses associated with non-core products. Phoenix continues to enhance its CSS technology and has already launched its SecureCore Tiano 2.0 BIOS product designed to drive future growth and market share gains as the Company executes on its BIOS-focused strategy.

About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.

Phoenix, Phoenix Technologies, SecureCore Tiano, Embedded BIOS, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.

To be added to the Company’s email distribution for future news releases, please send your request to phoenix@tpg-ir.com.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the closing of the sale of our HyperSpace, HyperCore and Flip products, the sale of our eSupport business, expense reduction plans, and future growth and market share gains associated with new CSS products, which are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include our ability to close the HyperSpace transaction; our ability to close the HyperSpace transaction within the targeted timeframe and for the stated sale price; our ability to successfully sell our eSupport business; changes in demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; and our ability to attract and retain key personnel. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

Contact:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg
Tel. 1-212-481-2050
phoenix@thepiacentegroup.com